UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009 (March 12, 2009)

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15030 Avenue of Science

San Diego, California 92128

(Address of principal executive offices, including Zip Code)

(858) 724-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 30, 2009, Solera Holdings, Inc., a Delaware corporation (“Solera”), appointed Dudley W. Mendenhall as its Chief Financial Officer. This appointment was made in connection with Jack Pearlstein’s retirement from that position, effective March 30, 2009.

Since August 2007, Mr. Mendenhall, 54, has been Chief Financial Officer of Websense, Inc., a global leader in integrated Web, data and email security solutions. From April 2003 to August 2007, Mr. Mendenhall was Senior Vice President and Chief Financial Officer of K2, Inc., a publicly-traded, international sporting equipment manufacturer that was acquired by Jarden Corporation in August 2007. Mr. Mendenhall’s prior experience includes serving as Managing Director of the Corporate Finance Group at Ernst & Young Corporate Finance LLC and Managing Director & Group Head of the Entertainment & Media Group at Banc of America Securities.

In connection with hiring Mr. Mendenhall as an employee and appointing him as chief financial officer, Solera conveyed to Mr. Mendenhall, and Mr. Mendenhall signed his acceptance of, an offer letter. The offer letter provides that Mr. Mendenhall will receive an annual base salary of $375,000, a target bonus of 75 percent of his annual base salary (pro rated for the last three months of Solera’s fiscal year for the fiscal year ending June 30, 2009), an opportunity to receive a discretionary bonus of $55,000 at the end of Solera’s fiscal year 2009 and Solera’s standard employee benefits. The offer letter also provides that, upon the approval of the Compensation Committee of its Board of Directors, Solera will grant Mr. Mendenhall non-qualified stock options with a value of $750,000 and restricted stock units with a value of $750,000 under Solera’s 2008 Omnibus Incentive Plan, which grants are expected to be made on April 1, 2009. Following approval of Solera’s Chief Executive Officer and its Compensation Committee, Mr. Mendenhall will be eligible to receive executive perquisites, including a $1,000 per month car allowance, supplemental life insurance, enhanced long-term disability insurance, financial planning assistance, an executive physical, a health club subsidy and participation in a non-qualified deferred compensation plan.

Solera and Mr. Pearlstein have agreed to certain fee arrangements in connection with Mr. Pearlstein’s continued services to Solera as a consultant following his retirement as Solera’s Chief Financial Officer. As a consultant through the period ending June 30, 2009, Mr. Pearlstein will receive a monthly consulting fee of $50,000 and will continue to vest in his Solera equity awards. Mr. Pearlstein will not be eligible to participate in bonus arrangements or other cash incentive plans other than any bonus he will be eligible to receive for fiscal year 2009 pursuant to Solera’s 2009 Annual Business Incentive Plan. For periods after June 30, 2009, Mr. Pearlstein will receive a fee of $2,500 for each day that he consults, if any.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

Date: March 12, 2009	/s/ JASON M. BRADY
	Name:	Jason M. Brady
	Title:	Senior Vice President, General Counsel and Secretary